Exhibit 99.1

QPAGOS CORPORATION

805 Third Avenue New York, NY 10022 212.838.5100 212.838.2676/ Fax www.rbsmllp.com

Report of the Independent Registered Public Accounting Firm

To the Board of Directors and shareholders

Qpagos Corporation

We have audited the accompanying consolidated balance sheets of Qpagos Corporation (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive loss, stockholders’ equity and cash flows for the years ended December 31, 2015 and 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, an audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014, in conformity with generally accepted accounting principles in the United States.

The accompanying consolidated financial statements have been prepared assuming that Qpagos Corporation will continue as a going concern.  As more fully described in Note 3 to the consolidated financial statements, the Company has incurred recurring operating losses and may have to obtain additional capital to sustain operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 3.  The consolidated financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/RBSM LLP

New York, NY

May 13, 2016

F-1

QPAGOS CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014
Assets

Current Assets
Cash	$832,159	$173,828
Accounts receivable	242,075	15,914
Inventory	668,567	646,986
Recoverable IVA taxes and credits	412,143	171,200
Other current assets	20,509	50,000
Total Current Assets	2,175,453	1,057,928

Non-Current Assets
Plant and equipment, net	70,537	99,985
Intangibles, net	211,417	-
Other assets	11,712	6,192
Total Non-Current Assets	293,666	106,177
Total Assets	$2,469,119	$1,164,105

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable	$38,372	$102,501
Notes payable	103,320	2,324,422
IVA and other taxes payable	181,946	8,625
Advances from customers	1,986	3,092
Total Current Liabilities	325,624	2,438,640

Total Liabilities	325,624	2,438,640

Stockholders' Equity (Deficit)
Common stock, $0.001 par value; 50,000,000 shares authorized, 22,392,000 and 4,619,314 shares issued and outstanding as of December 31, 2015 and 2014, respectively.	22,392	4,619
Additional paid-in-capital	5,717,947	58,282
Accumulated deficit	(4,019,428)	(1,490,185)
Accumulated other comprehensive income	422,584	152,749
Total stockholder's equity (deficit) - controlling interest	2,143,495	(1,274,535)
Non-controlling interest	-	-
Total Stockholders' Equity (Deficit)	2,143,495	(1,274,535)
Total Liabilities and Stockholders' Equity (Deficit)	$2,469,119	$1,164,105

See notes to consolidated financial statements

F-2

QPAGOS CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014

Net Revenue	$1,510,369	$137,250

Cost of Goods Sold	1,521,128	132,988

Gross (Loss) Profit	(10,759)	4,262

General and administrative	2,000,714	1,264,535
Depreciation and amortization	37,810	30,600
Total Expense	2,038,524	1,295,135
Loss from Operations	(2,049,283)	(1,290,873)

Other (expense) income	(9,991)	2,419
Interest expense, net	(3,319)	11
Foreign currency loss	(466,920)	(200,875)
Loss before Provision for Income Taxes	(2,529,513)	(1,489,318)

Provision for Income Taxes	-	-

Net Loss	(2,529,513)	(1,489,318)

Net loss attributable to non-controlling interest	-	-

Net Loss Attributable to Controlling Interest	$(2,529,513)	$(1,489,318)

Net Loss Per Share - Basic and Diluted	$(0.20)	$(0.61)

Weighted Average Number of Shares Outstanding - Basic and Diluted	12,849,373	2,459,314

Other Comprehensive Loss
Foreign currency translation adjustment	269,835	147,167

Total Comprehensive loss	(2,259,678)	(1,342,151)

Comprehensive loss attributable to non-controlling interest	-	-

Comprehensive Loss Attributable to Controlling Interest	$(2,259,678)	$(1,342,151)

See notes to consolidated financial statements

F-3

QPAGOS CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 1, 2014 TO DECEMBER 31, 2015

						Total
						Stockholders'
					Accumulated	Equity		Total
			Additional		Other	(Deficit)	Non-	Stockholders'
	Common Stock		Paid-in	Accumulated	Comprehensive	Controlling	Controlling	Equity
	Shares	Amount	Capital	Deficit	Income	Interest	Interest	(Deficit)
Balance as of January 1, 2014	4,619,314	$4,619	$58,282	$(867)	$5,582	$67,616	$-	$67,616

Translation adjustment	-	-	-	-	147,167	147,167	-	147,167

Net loss	-	-	-	(1,489,318)	-	(1,489,318)	-	(1,489,318)
Balance as of December 31, 2014	4,619,314	4,619	58,282	(1,490,185)	152,749	(1,274,535)	-	(1,274,535)

Withholding tax adjustment at foreign subsidiary	-	-	-	270		270	-	270

Shares issued for services	833,575	834	165,881	-		166,715	-	166,715

Issuance of shares of common stock	2,392,000	2,392	2,987,608	-		2,990,000	-	2,990,000

Share issuance expense	-	-	(388,700)			(388,700)	-	(388,700)

Conversion of debt to equity	14,547,111	14,547	2,894,876	-		2,909,423	-	2,909,423

Translation adjustment	-	-	-	-	269,835	269,835	-	269,835

Net loss	-	-	-	(2,529,513)		(2,529,513)	-	(2,529,513)

Balance as of December 31, 2015	22,392,000	$22,392	$5,717,947	$(4,019,428)	$422,584	$2,143,495	$-	$2,143,495

See notes to consolidated financial statements

F-4

QPAGOS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to the company	$(2,529,513)	$(1,489,318)
Less: loss attributable to non-controlling interest	-	-
Net loss	(2,529,513)	(1,489,318)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation expense	34,227	31,668
Amortization expense	3,583	518
Equity based compensation charge	166,715	-
Changes in Assets and Liabilities
Accounts receivable	(226,161)	(13,301)
Inventory	(21,581)	(646,986)
Recoverable IVA taxes and credits	(240,943)	(161,984)
Other current assets	29,491	(50,000)
Other assets	(5,520)	762
Accounts payable and accrued expenses	(64,129)	50,082
IVA and other taxes payable	173,591	4,609
Advances from customers	(1,106)	3,092
Interest accruals	3,320	-
CASH USED IN OPERATING ACTIVITIES	(2,678,026)	(2,270,858)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,779)	(132,171)
Intangible assets	(215,000)	-
NET CASH USED IN INVESTING ACTIVITIES	(219,779)	(132,171)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on common stock issued, net of expenses	2,601,300	-
Capital contribution	-	53,203
Proceeds from loans payable	685,001	2,324,422
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,286,301	2,377,625

Effect of exchange rate changes on cash and cash equivalents	269,835	147,167

NET INCREASE IN CASH	658,332	121,763
CASH AT BEGINNING OF YEAR	173,828	52,065
CASH AT END OF YEAR	$832,159	$173,828

CASH PAID FOR INTEREST AND TAXES:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Conversion of debt to equity	$2,909,423	$-

See notes to consolidated financial statements

F-5

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND DESCRIPTION OF BUSINESS

a)	Organization

QPAGOS Corporation (“the Company”) was incorporated on May 1, 2015 under the laws of the state of Delaware to effectuate a reverse merger transaction with Qpagos, S.A.P.I. de C.V. (Qpagos) and Redpag Electrónicos S.A.P.I. de C.V. (Redpag). Each of the entities were incorporated in November 2013 in Mexico. Qpagos was formed to process payment transactions for service providers it contracts with, and Redpag was formed to deploy and operate kiosks as an agent of Qpagos.

On August 31, 2015, QPAGOS Corporation entered into various agreements with the shareholders of Qpagos and Redpag to effect a reverse merger transaction (the "Reverse Merger''). Pursuant to the Reverse Merger, the majority of the shareholders of Qpagos and Redpag, agreed to exchange 99.996% and 99.990% of the outstanding shares, respectively, and QPAGOS Corporation agreed to acquire aforementioned shares of Qpagos and Redpag. The Reverse Merger closed on August 31, 2015. Upon the close of the Reverse Merger, QPAGOS Corporation became the parent of Qpagos and Redpag and assumed the operations of these two companies as its sole business. The transactions contemplated by the Reverse Merger were intended to be a "tax-free" transaction pursuant to the Internal Revenue Code.

For financial accounting purposes, the Reverse Merger was treated as a reverse acquisition by Qpagos and Redpag, and resulted in a recapitalization with Qpagos and Redpag being the accounting acquirer. Accordingly, the Company's historical financial statements have been prepared to give retroactive effect to the reverse acquisition completed on August 31, 2015, and represent the operations of Qpagos and Redpag from January 1, 2014 and for QPAGOS Corporation, from the period September 1, 2015 to December 31, 2015.

QPAGOS Corporation and its subsidiaries Qpagos and Redpag will be referred to hereafter as “the Company”.

b)	Description of the business

QPAGOS Corporation, through its subsidiaries Qpagos and Redpag, provide physical and virtual payment services to the Mexican market. The Company provides an integrated network of kiosks, terminals and payment channels that enable consumers in Mexico to deposit cash, convert it into a digital form and remit the funds to any merchant in our network quickly and securely. The Company helps consumers and merchants connect more efficiently in markets and consumer segments, such as Mexico, that are largely cash-based and lack convenient alternatives for consumers to pay for goods and services in physical, online and mobile environments. For example, our licensed technology can be used to pay bills, add minutes to mobile phones, purchase transportation and tickets, shop online or at a retail store, buy digital services or send money to a friend or relative.

2	ACCOUNTING POLICIES AND ESTIMATES

a)	Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

On August 31, 2015, the QPAGOS Corporation completed the Reverse Merger with Qpagos and Redpag. The results of operations for Qpagos and Redpag have been combined from January 1, 2014 to December 31, 2014 in these consolidated financial statements.

All amounts referred to in the notes to the financial statements are in United States Dollars ($) unless stated otherwise.

F-6

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

b)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary in which it has a majority voting interest. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. The entities included in these consolidated financial statements are as follows:

Qpagos Corporation – Parent Company

Qpagos, S.A. P.I de C.V., a Mexican entity (99.996% owned)

Redpag Electrónicos, S.A. P.I. de C.V., a Mexican entity (99.990% owned)

c)	Mexican Operations

The financial statements of the Company’s Mexican operations are measured using local currencies as their functional currencies.

The Company translates the assets and liabilities of its Mexican subsidiaries at the exchange rates in effect at year end and the results of operations at the average rate throughout the year. The translation adjustments are recorded directly as a separate component of stockholders’ equity, while transaction gains (losses) are included in net income (loss). All sales to customers are in Mexico.

d)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which are evaluated on an ongoing basis, that affect the amounts reported in the consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. Actual results could differ from those estimates and judgments. In particular, significant estimates and judgments include those related to: the estimated useful lives for plant and equipment, the fair value of warrants and stock options granted for services or compensation, estimates of the probability and potential magnitude of contingent liabilities, derivative liabilities, the valuation allowance for deferred tax assets due to continuing operating losses, those related to revenue recognition and the allowance for doubtful accounts.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

e)	Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

F-7

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

f)	Fair Value of Financial Instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, other current assets, other assets, accounts payable, accrued liabilities, and notes payable, approximate fair value due to the relatively short period to maturity for these instruments. The Company did not identify any other assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

g)	Risks and Uncertainties

The Company's operations will be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated, including the potential risk of business failure. The recent global economic crisis has caused a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, and extreme volatility in credit, equity and fixed income markets. These conditions not only limit the Company’s access to capital, but also make it difficult for its customers, vendors and the Company to accurately forecast and plan future business activities.

The Company’s operations are carried out in Mexico. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in Mexico and by the general state of those economy. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

h)	Recent Accounting Pronouncements

In April 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, to simplify presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU does not affect the recognition and measurement guidance for debt issuance costs. For public companies, the ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

F-8

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

h)	Recent Accounting Pronouncements (continued)

In August 2015, FASB issued Accounting Standards Update (“ASU”) No.2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” defers the effective date ASU No. 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In January 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 01 “Recognition and Measurement of Financial Assets and Financial Liabilities “intended to improve the recognition and measurement of financial instruments. The ASU affects public and private companies, not-for-profit organizations, and employee benefit plans that hold financial assets or owe financial liabilities. The new guidance makes targeted improvements to existing GAAP by: Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities; Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet, and; Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The ASU on recognition and measurement will take effect for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies, not-for-profit organizations, and employee benefit plans, the standard becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The ASU permits early adoption of the own credit provision (referenced above). Additionally, it permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost.

F-9

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

h)	Recent Accounting Pronouncements (continued)

In February 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 02, “Leases” intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, office equipment and manufacturing equipment. The ASU will require organizations that lease assets—referred to as “lessees”—to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The accounting by organizations that own the assets leased by the lessee—also known as lessor accounting—will remain largely unchanged from current GAAP. However, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014. The ASU on leases will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the ASU on leases will take effect for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020.

In March 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 09 “Improvements to Employee Share-Based Payment Accounting” which is intended to improve the accounting for employee share-based payments. The ASU affects all organizations that issue share-based payment awards to their employees. The ASU, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, simplifies several aspects of the accounting for share-based payment award transactions, including; the income tax consequences, classification of awards as either equity or liabilities, and the classification on the statement of cash flows. The ASU simplifies two areas specific to private companies, with regards to the expected term and intrinsic value measurements. The ASU simplifies the following areas to private and public companies; (a) tax benefits and tax deficiencies with regards to the differences between book and tax deductions, (b) changes in the excess tax benefits classification in the statement of cash flows, (c) make an entity wide accounting policy election for accrual of vested awards verses individual awards, (d) changes in the amount qualifying as an equity award classification subject to statutory tax withholdings, (e) clarification in the classification of shares withheld for statutory tax withholdings on the statement of cash flows. For public companies, the amendments in this ASU are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period.

In April 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 10 “Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing “. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09). Accounting Standards Update 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year.

Any new accounting standards, not disclosed above, that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

F-10

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

i)	Reporting by Segment

No segmental information is required as the Company currently only has one segment of business, providing physical and virtual payment services in the Mexican Market.

j)	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At December 31, 2015 and December 31, 2014, respectively, the Company had no cash equivalents.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution in the United States. The balance at times may exceed federally insured limits. At December 31, 2015, the Company had cash balances in the United States, which exceeded the federally insured limits by $531,238. At December 31, 2014, the balance did not exceed the federally insured limit.

k)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Revisions to the allowance for doubtful accounts estimates are recorded as an adjustment to bad debt expense. Receivables deemed uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. There were no recoveries during the period ended December 31, 2015 and 2014.

l)	Inventory

The Company primarily values inventories at the lower of cost or market applied on a first-in, first-out basis. The Company identifies and writes down its excess and obsolete inventories to net realizable value based on usage forecasts, order volume and inventory aging. With the development of new products, the Company also rationalizes its product offerings and will write-down discontinued product to the lower of cost or net realizable value.

m)	Plant and Equipment

Plant and equipment is stated at cost, less accumulated depreciation. Plant and equipment with costs greater than $1,000 are capitalized and depreciated. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Description	Estimated Useful Life
Computer equipment	3 years
Leasehold improvements	Lesser of estimated useful life or life of lease
Office equipment	10 years

The cost of repairs and maintenance is expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

F-11

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

n)	Intangibles

All of our intangible assets are subject to amortization. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. Where intangibles are deemed to be impaired we recognize an impairment loss measured as the difference between the estimated fair value of the intangible and its book value.

i) License Agreements

License agreements acquired by the Company are reported at acquisition value less accumulated amortization and impairments.

ii) Amortization

Amortization is reported in the income statement on a straight-line basis over the estimated useful life of the intangible assets, unless the useful life is indefinite. Amortizable intangible assets are amortized from the date that they are available for use. The estimated useful life of the license agreement is five years which is the expected period for which we expect to derive a benefit from the underlying license agreements.

o)	Long-Term Assets

Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

p)	Revenue Recognition

The Company’s revenue recognition policy is consistent with the requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605, Revenue Recognition (ASC 605). In general, the Company records revenue when it is realized, or realizable and earned. The Company considers revenue to be realized, or realizable and earned when, persuasive evidence of an arrangement exists, the products or services have been approved by the customer after delivery and/or installation acceptance or performance of services; the sales price is fixed or determinable within the contract; and collectability is reasonably assured.

q)	Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments is recorded in operating expenses in the consolidated statement of operations.

r)	Income Taxes

The Company’s primary operations are based in Mexico and currently enacted tax laws in Mexico are used in the calculation of income taxes, the holding company is based in the US and currently enacted US tax laws are used in the calculation of income taxes.

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A full valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of December 31, 2015 and 2014, there have been no interest or penalties incurred on income taxes.

F-12

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

s)	Net Loss per Share

Basic net loss per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net loss per share is computed on the basis of the weighted average number of common shares and common share equivalents outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation (See Note 12, below).

Dilution is computed by applying the treasury stock method for options and warrants. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common shares at the average market price during the period.

Dilution is computed by applying the if-converted method for convertible preferred shares. Under this method, convertible preferred stock is assumed to be converted at the beginning of the period (or at the time of issuance, if later), and preferred dividends (if any) will be added back to determine income applicable to common stock. The shares issuable upon conversion will be added to weighted average number of common shares outstanding. Conversion will be assumed only if it reduces earnings per share (or increases loss per share).

Any common shares issued as a result of the issue of stock options and warrants would come from newly issued common shares from our remaining authorized shares.

t)	Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes translation adjustment and net loss.

3	GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $4,019,428 as of December 31, 2015 and has not generated sufficient revenue to cover its operating expenditure, raising substantial doubt about the Company's ability to continue as a going concern. In addition to operational expenses, as the Company executes its business plan, additional capital resources will be required. The Company will need to raise capital in the near term in order to continue operating and executing its business plan. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s plan is to expand its market penetration by deploying more kiosks through various channels, thereby increasing revenues, in addition, the Company intends to raise additional equity or loan funds to meet its short term working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

4	ACQUISITION

On August 27, 2015, the Company entered into a series of agreements which completed the Reverse Merger with Qpagos and Redpag. As part of the merger, 1,500 Series A shares and 1,548,480 Series B shares outstanding of Qpagos and 1,500 Series A Shares and 2,238,245 Series B shares of Redpag was acquired by QPAGOS. The original shareholders of Qpagos and Redpag were effectively issued 4,619,314 common shares of QPAGOS resulting in control of QPAGOS, effectuating the reverse merger transaction.

The acquisition of Qpagos and Redpag by QPAGOS Corporation has been accounted for as a reverse acquisition for financial accounting purposes. The Reverse Merger is deemed a capital transaction and the net assets of Qpagos and Redpag (the accounting acquirers) are carried forward to QPAGOS Corporation (the legal acquirer) at their carrying value before the combination. The acquisition process utilizes the capital structure of QPAGOS Corporation and the assets and liabilities of Qpagos and Redpag are recorded at historical cost. The financials statements of Qpagos, Redpag and QPAGOS Corporation are being combined for the period from January 1, 2014 through December 31, 2015. In these financial statements, Qpagos and Redpag are the operating entities for financial reporting purposes and the financial statements for all periods presented represent the combined financial position and results of operations of Qpagos and Redpag. The equity of Qpagos and Redpag is the historical equity of QPAGOS Corporation, presented retroactively to reflect the number of shares issued in the transaction.

F-13

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5	INVENTORY

Inventory consisted of the following as of December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014

Kiosks and spare parts in transit	$-	$405,568
Kiosks	668,567	106,047
Spare parts	-	135,371
	$668,567	$646,985

6	PLANT AND EQUIPMENT

Plant and Equipment consisted of the following as of December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014

Computer equipment	$107,929	$105,509
Office equipment	14,712	14,712
Leasehold improvement	12,375	10,364
Total cost	135,017	130,585
Less: accumulated depreciation and amortization	(64,479)	(30,600)
Property and equipment, net	$70,537	$99,985

Depreciation and amortization expense totaled $37,810 and $30,600 for the years ended December 31, 2015 and 2014, respectively.

7	INTANGIBLES

License

Localization and implementation of the different software and technology modules is supported through a Localization Agreement. Under this agreement, at a cost of $215,000, the Licensor allocated engineering and programming resources to the Company. The cost is being amortized over years 5 years.

On May 1, 2015, the Company entered into a ten-year license with the Licensor for the non-exclusive right to license technology to provide payment services. Subsequently, on November 1, 2015, the Company and the Licensor concluded an Additional amendment to the License Agreement by which the Licensor agreed to the exclusivity to the Mexican market subject to the payment of $20,000 per year payable in quarterly installments, the first two such installments payable December 1, 2015. The agreement may be terminated early by the Licensor if the Company fails to comply with its terms and conditions

F-14

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7	INTANGIBLES (continued)

License (continued)

Our license with the Licensor is a license for the rights to use three software programs (the “Programs”): RG Switch Payment (designed to transfer payments to providers of services), RG Processing (designed processing and counting of payments) and RG Kiosk (designed for performance of payments through payment collection equipment functioning in the self-service kiosks) to be used in Mexico.

Under this agreement the Licensor is obligated to provide the Company with rights to use software updates developed by the Licensor. The ten-year term commences on the date of full payment of the localization contract. The Licensor retains exclusive rights to any intellectual property, including any addition, alteration, program updating, derivative or composed creation, obtained in the process of usage of the programs. The payment for the rights granted under the license is a total of $1,000, payable in annual payments of $100 per year over ten years and is in addition to the payments that we make under the Localization Agreement. The agreement provides, among other things, that we will pay the fee, ensure confidentiality of commercial and technical information received when performing the agreement and inform the Licensor of any changes in its structure. The Licensor has a right to terminate the agreement if we breach the terms of the agreement or do not properly perform or if we do not cure any breach or nonperformance within 30 days of receipt of notice of termination. If the Licensor suffers any damages, they are entitled to request compensation from the Company. The rights to use the Programs terminate upon termination of the Agreement.

Intangibles consisted of the following as of December 31, 2015 and 2014, respectively:

	December 31, 2015	December 31, 2014

Software license	$215,000		$-

Total cost	215,000
Less: accumulated amortization	(3,583)		-
Intangibles, net	$211,417	$

Amortization expense was $3,583 and $0 for the year ended December 31, 2015 and 2014, respectively.

F-15

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	NOTES PAYABLE

Notes payable consisted of the following as of December 31, 2015 and 2014, respectively:

Description	Interest Rate	Maturity	December 31, 2015	December 31, 2014

Panatrade Business Ltd	5%	February 3, 2019	$-	$916,500

Huppay Global Corp	5%	12 June 2019	-	596,543

Newvello Limited	5%	July 18, 2019	-	400,000

Satellite Development	11%	March 31, 2015	-	211,379

Clive Kabatznik	12%	December 31, 2014, extended by lender	-	25,000

Strategic IR, Inc.	12%	December 31, 2014, Extended by lender	-	75,000

Joseph W & Patricia G Family Trust	12%	December 31, 2014, extended by lender	-	100,000

Alberto Pereira Bunster	12%	June 30, 2015, extended by lender	-	-

Dimitri Kurganov	5%	April 1, 2016	-	-

Alex Pereira	12%	June 30, 2015	-	-

Delinvest Commercial Limited	5%	May 11, 2015	-	-

Evgeny Simonov	12%	February 3, 2019	-	-

Igor Moiseev	5%	July 18, 2019	-	-

Irina Galikhanova	5%	February 3, 2019	-	-

Olga Akhmetova	5%	February 3, 2019	-	-

YP Holdings LLC	12%	December 31, 2015	103,320	-

Total Short term notes payable			$103,320	$2,324,422

No interest was accrued on any of the notes, which were all converted into equity at the principal amount of the note outstanding, except the note payable to YP Holdings LLC, which note accrued interest at 12% per annum and is included in the note payable balance.

F-16

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	NOTES PAYABLE (continued)

Panatrade Business Ltd

On February 3, 2014, Qpagos entered into a $500,000 unsecured loan agreement, bearing interest at 5% per annum with Panatrade Business Limited (“Panatrade”), the agreement provided for the loan to be granted in several tranches. The loans advanced and any unpaid accrued interest thereon is due sixty (60) months after the first disbursement made by the lender. Interest is payable yearly starting from February 2015. $154,500 was advanced to Qpagos during the year ended December 31, 2014 and a further $35,021 was advanced during the year ended December 31, 2015.

On February 3, 2014, Redpag entered into a $1,500,000 unsecured loan agreement, bearing interest at 5% per annum with Panatrade Business Limited, the agreement provided for the loan to be granted in several tranches. The loans advanced and any accrued interest thereon is due sixty (60) months after the first disbursement made by the lender. Interest is to be paid yearly starting from February 2015. $762,000 was advanced to Redpag during the year ended December 31, 2014.

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $116,258 was assigned from Satellite Development to Panatrade and Panatrade assigned a total of $876,945 to various other parties. The balance of $190,834 remaining after these assignments was converted, in terms of an exchange agreement entered into with the Company, into 954,168 common shares at an issue price of $0.20 per share.

Huppay Global Corp.

On June 12, 2014, Qpagos borrowed $199,130, $203,320 and $194,093 under three separate unsecured loan agreements, bearing interest at 5% per annum with Huppay Global Corp. Each loan agreement has the same terms and conditions. The loans advanced and any unpaid accrued interest thereon is due sixty (60) months after the first disbursement made by the lender. Interest is payable yearly starting from February 2015.

On August 31, 2015, the total balance outstanding of $596,543 was converted, in terms of an exchange agreement entered into with the Company, into 2,982,715 common shares at an issue price of $0.20 per share.

Newvello Limited

On July 18, 2014, Qpagos entered into a $400,000 unsecured loan agreement, bearing interest at 5% per annum with Newvello Limited. The loan advanced and any unpaid accrued interest is due sixty (60) months after the first disbursement made by the lender. Interest is payable yearly starting from February 2015.

On August 31, 2015, in terms of an assignment agreement entered into, $80,000 of the loan was assigned to an individual. The balance of $320,000 was converted in terms of an exchange agreement entered into with the Company, into 1,600,000 common shares at an issue price of $0.20 per share.

Satellite Development

On December 10, 2014, Qpagos entered into a $211,379 unsecured loan agreement, bearing interest at 5% per annum with Satellite development. The loan advanced and any unpaid accrued interest is due sixty (60) months after the first disbursement made by the lender. Interest is payable yearly starting from February 2015.

On August 31, 2015, in terms of various assignment agreements entered into, the total loan balance of $211,379 was assigned as follows to Panatrade in the amount of $116,258 and to Delinvest Commercial Limited, in the amount of $95,121.

F-17

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	NOTES PAYABLE (continued)

Clive Kabatznik

On November 26, 2014, Qpagos entered into a $25,000 unsecured loan agreement, bearing interest at 12% per annum with Clive Kabatznik. The loan advanced and any unpaid accrued interest was due on December 31, 2014, subject to the lender having the right to extend the maturity date of the loan until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, the total balance outstanding of $25,000 was converted, in terms of an exchange agreement entered into with the Company, into 125,000 common shares at an issue price of $0.20 per share.

Strategic IR, Inc.

On November 26, 2014, Qpagos entered into a $75,000 unsecured loan agreement, bearing interest at 12% per annum with Strategic IR, Inc. The loan advanced and any unpaid accrued interest was due on December 31, 2014, subject to the lender having the right to extend the maturity date of the loan until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, in terms of an assignment agreement entered into, $50,000 of the Panatrade loan was assigned to Strategic IR. The total balance of the loan outstanding of $125,000 was converted in terms of an exchange agreement entered into with the Company, into 625,000 common shares at an issue price of $0.20 per share.

Joseph W & Patricia G Family Trust

On August 6, 2014 and November 26, 2014, Qpagos entered into two equal $50,000 unsecured loan agreements, bearing interest at 12% per annum with Joseph W & Patricia G Family trust. The loans advanced and any unpaid accrued interest was due on December 31, 2014, subject to the lender having the right to extend the maturity date of the loans until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, the total balance outstanding of $100,000 was converted, in terms of an exchange agreement entered into with the Company, into 500,000 common shares at an issue price of $0.20 per share.

Alberto Pereira Bunster

On April 10, 2015, Qpagos entered into a $75,000 unsecured loan agreement, bearing interest at 12% per annum with Alberto Pereira Bunster. The loan advanced and any unpaid accrued interest was due on June 30, 2015, subject to the lender having the right to extend the maturity date of the loan until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, the total balance outstanding of $75,000 was converted, in terms of an exchange agreement entered into with the Company, into 375,000 common shares at an issue price of $0.20 per share.

F-18

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	NOTES PAYABLE (continued)

Dimitri Kurganov

On March 31, 2015, Qpagos entered into a $75,000 unsecured loan agreement, bearing interest at 5% per annum with Dimitri Kurganov. The loan advanced and any unpaid accrued interest was due on April 1, 2016, subject to the lender having the right to extend the maturity date of the loan until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, the total balance outstanding of $75,000 was converted, in terms of an exchange agreement entered into with the Company, into 375,000 common shares at an issue price of $0.20 per share.

Alex Pereira

On April 10, 2015, Qpagos entered into a $75,000 unsecured loan agreement, bearing interest at 12% per annum with Alex Pereira. The loan advanced and any unpaid accrued interest was due on June 30, 2015, subject to the lender having the right to extend the maturity date of the loan until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, the total balance outstanding of $75,000 was converted, in terms of an exchange agreement entered into with the Company, into 375,000 common shares at an issue price of $0.20 per share.

Delinvest Commercial Limited

On February 11, 2015, Qpagos entered into a $300,000 unsecured loan agreement, bearing interest at 5% per annum with Delinvest Commercial limited (“Delinvest”). The loan advanced and any unpaid accrued interest was due three months after the funds were advanced. Interest is payable yearly starting from February 2015. A further $24,980 was advanced to the Company under this loan agreement subsequent to February 11, 2015.

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $95,121 was assigned from Satellite Development to Delinvest and Delinvest assigned a total of $162,000 to various other parties. The balance of $258,101 remaining after these assignments was converted, in terms of an exchange agreement entered into with the Company, into 1,290,504 common shares at an issue price of $0.20 per share.

Evgeny Simonov

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $220,000 was assigned from Panatrade to Evgeny Simonov. The balance of $220,000 was converted, in terms of an exchange agreement entered into with the Company, into 1,100,000 common shares at an issue price of $0.20 per share.

Igor Moiseev

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $80,000 was assigned from Newvello Limited to Igor Moiseev. The balance of $80,000 was converted, in terms of an exchange agreement entered into with the Company, into 400,000 common shares at an issue price of $0.20 per share.

F-19

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	NOTES PAYABLE (continued)

Irina Galikhanova

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $380,000 was assigned from Panatrade to Irina Galikhanova. The balance of $380,000 was converted, in terms of an exchange agreement entered into with the Company, into 1,900,000 common shares at an issue price of $0.20 per share.

Olga Akhmetova

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $388,945 was assigned from Panatrade to Olga Akhmetova. The balance of $388,945 was converted, in terms of an exchange agreement entered into with the Company, into 1,944,724 common shares at an issue price of $0.20 per share.

YP Holdings LLC

On September 21, 2015, Qpagos borrowed $100,000 from YP Holdings LLC, pursuant to an unsecured loan agreement. The unpaid balance and any accrued interest is due on December 31, 2015 bears interest at a rate of 12%. The debt remains outstanding as of the date of this report. The Company is expected to settle this debt in 2016.

9	STOCKHOLDERS’ EQUITY

a.	Common Stock

The Company has authorized 50,000,000 common shares with a par value of $0.001 each, and issued and has outstanding 22,392,000 shares of common stock as of December 31, 2015.

The following common shares were issued by the Company during the year ended December 31, 2015:

i.	In terms of a private placement agreement entered into on May 18, 2015 between the Company and a placement agent (“the Placement Agent”), the Placement Agent agreed to assist the Company in raising financing. The financing is in the form of equity. The Placement Agent received a fee of 10% of the gross proceeds raised together with a 3% expense recovery fee. In addition, to this the Placement Agent was issued warrants equal to 15% of the total number of shares issued to the investors, on the same terms and conditions of those units issued to investors.

During the period June 2015 to December 2015, pursuant to the private placement agreement and individual Securities Purchase Agreements entered into, new, qualified investors, acquired 2,392,000 common units of the Company at a price of $1.25 per unit, each unit consisting of one share of Common Stock and a five year warrant exercisable for one share of common stock at an exercise price of $1.25 per share, for net proceeds of $2,601,300 after deducting placement agent fees and other share issue expenses of $388,700. The placement agent was also issued five year warrants to purchase 538,200 units to purchase shares of common stock at an exercise price of $1.25 per unit.

ii.	an aggregate of 3,292,889 Common shares issued to consultants and advisors for services at an issue price of $0.20 per share, the market value of our common stock when the shares were issued.

iii.	an aggregate of 14,547,111 Common shares issued to debt holders in a debt for equity swap at an issue price of $0.20 per share.

F-20

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9	STOCKHOLDERS’ EQUITY (continued)

a)	Common Stock (continued)

iv.	Restricted stock awards

(a)	An aggregate of 1,440,000 shares of restricted common stock were issued to our Chief Executive Officer in terms of an employment agreement entered into with him. These shares are restricted and vest October 29, 2016. These restricted shares were valued at the closing price of the common stock on October 19, 2015.

(b)	An aggregate of 720,000 shares of restricted common stock were issued to our Chief Operating Officer in terms of an employment agreement entered into with him. These shares are restricted and vest October 29, 2016. These restricted shares were valued at the closing price of the common stock on October 19, 2015.

The restricted stock granted and exercisable at December 31, 2015 is as follows:

	Restricted Stock Granted		Restricted Stock Vested
Grant date Price	Number Granted	Weighted Average Fair Value per Share	Number Vested	Weighted Average Fair Value per Share
$0.20	1,440,000	$0.20	-	$-
$0.20	720,000	$0.20	-	$-
	2,160,000	$0.20	-	$-

The Company has recorded an expense of $288,000 and $0 for the year ended December 31, 2015 and 2014, relating to the restricted stock awards. There will be no further expense, related to these restricted shares.

b)	Preferred Stock

The Company has authorized 10,000,000 common shares with a par value of $0.001 each, no preferred stock is issued and outstanding as of December 31, 2015.

(c)	Warrants

During the period June 2015 to December 2015, pursuant to the private placement agreement and individual Securities Purchase Agreements entered into, new, qualified investors, acquired 2,392,000 common units of the Company at a price of $1.25 per unit, each unit consisting of one share of Common Stock and a five year warrant exercisable for one share of common stock at an exercise price of $1.25 per share.

The placement agent was also issued, in terms of a placement agent agreement, five year warrants to purchase 358,800 units at $1.25 per unit, each consisting of one share of Common stock and a five year warrant exercisable for 358,800 shares of Common Stock at an exercise price of $1.25 per share.

F-21

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9	STOCKHOLDERS’ EQUITY (continued)

(c)	Warrants (continued)

A summary of all of our warrant activity during the period January 1, 2014 to December 31, 2015 is as follows:

	Shares Underlying Warrants	Exercise price per share	Weighted average exercise price
Outstanding January 1, 2014	-	$-	$-
Granted	-	-	-
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding December 31, 2014	-	$-	$-
Granted	3,109,600	1.25	1.25
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding December 31, 2015	3,109,600	$1.25	$1.25

The warrants outstanding and exercisable at December 31, 2015 are as follows:

	Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual life in years	Weighted Average Exercise Price		Number Exercisable	Weighted Average Exercise Price		Weighted Average Remaining Contractual life in years
$1.25	3,109,600	4.76		$1.25	3,109,600		$1.25	4.76

	3,109,600		$		3,109,600	$

The warrants outstanding have an intrinsic value of $0 and $0 as of December 31, 2015 and 2014, respectively.

(d)	Conversion of Notes Payable to Equity

In 2015, the Company, in a debt for equity transaction, settled $2,909,423 in notes payable in exchange for 14,547,111 shares of common stock. Of the notes payable converted to equity, $2,324,422 is included in Notes Payable on the balance sheet at December 31, 2014.

(e)	Reverse merger transaction

On August 27, 2015, the Company entered into a series of agreements which completed the Reverse Merger with Qpagos and Redpag. As part of the merger, the original shareholders of Qpagos and Redpag were effectively issued 2,459,314 common shares of QPAGOS, in terms of the consulting agreements disclosed in (a)(ii) above and 2,160,000 common shares disclosed in (a)(iv) above, resulting in a total of 4,619,314 common shares issued which have been retroactively reflected as the stockholder’s equity of the combined operations of the merged operations.

F-22

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10	INCOME TAXES

The provision for income taxes consists of the following:

	Year ended December 31, 2015	Year ended December 31, 2014

Current
Federal	$-	$-
State	-	-
Foreign	-	-
	$-	$-

Deferred
Federal	$-	$-
State	-	-
Foreign	-	-
	$-	$-

A reconciliation of the U.S. Federal statutory income tax to the effective income tax is as follows:

	Year ended December 31, 2015	Year ended December 31, 2014

Tax expense at the federal statutory rate	$(1,081,228)	$(522,457)
State tax expense, net of federal tax effect	-	-
Effect of foreign operations	89,178	69,514
Permanent timing differences	62,082	35,858
Deferred income tax asset valuation allowance	929,968	417,085
	$-	$-

Significant components of the Company’s deferred income tax assets are as follows:

	December 31, 2015	December 31, 2014
Depreciation and amortization	$(74,219)	$3
Other	(26,989)	-
Net operating losses	1,031,176	417,082
Valuation allowance	(929,968)	(417,085)
Net deferred income tax assets	$-	$-

The valuation allowance for deferred income tax assets as of December 31, 2015 and December 31, 2014 was $929,968 and $417,085, respectively. The net change in the deferred income tax assets valuation allowance was an increase of $512,883 for 2015 and a decrease of $452,029 for 2014, respectively.

F-23

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10	INCOME TAXES (continued)

As of December 31, 2015, the prior three years remain open for examination by the federal or state regulatory agencies for purposes of an audit for tax purposes.

The Company’s net operating loss carry-forwards of $7,488,342 begin to expire in 2023 through 2035. In assessing the realizability of deferred income tax assets, management considers whether or not it is more likely than not that some portion or all deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment.

The Company’s ability to utilize the operating loss carry-forwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended, if future changes in ownership occur.

11	EQUITY BASED COMPENSATION

Equity based compensation is made up of the following:

	Year ended December 31, 2015	Year ended December 31, 2014

Stock issued for services rendered	166,715	-
	$166,715	$-

12	NET LOSS PER SHARE

Basic loss per share is based on the weighted-average number of common shares outstanding during each period. Diluted loss per share is based on basic shares as determined above plus common stock equivalents. The computation of diluted net loss per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share. For the year ended December 31, 2015 and 2014, all unvested restricted stock awards and warrants, were excluded from the computation of diluted net loss per share. Dilutive shares which could exist pursuant to the exercise of outstanding stock instruments and which were not included in the calculation because their affect would have been anti-dilutive are as follows:

	Year ended December 31, 2015 (Shares)	Year ended December 31, 2014 (Shares)

Restricted stock awards – unvested	2,160,000	2,160,000
Warrants to purchase shares of common stock	3,109,600	-
	5,269,600	2,160,000

13	COMMITMENTS AND CONTINGENCIES

The Company operates from an office facility in Mexico. The office is leased under a three (3) year non-cancellable operating lease, which ends on December 15, 2016. The lease calls for monthly rental payment, including maintenance, of $3,425 in 2014 and $2,929 in 2015, as adjusted for exchange rate changes.

The future minimum lease installments under this agreement as of December 31, 2015 to December 16, 2016 is approximately $32,748.

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QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14	SUBSEQUENT EVENTS

Subsequent to year end, on February 1, 2016, the Company entered into a consulting agreement with a newly formed Delaware corporation, Yogipay Corporation (“Yogipay”), in terms of the consulting agreement the Company will provide access to its considerable expertise in the payments services business to Yogipay in exchange for 3,000,000 shares of the newly formed entity which represents a 15% ownership interest in Yogipay at the date of entering into the agreement.

On February 16, 2016, the Company entered into consulting agreements with Gibbs Investment Holdings, Gibbs international, Eurosa, Inc. and Robert Skaff, in terms of which the parties have provided consulting services to the Company and continue to provide such services and were issued a total of 2,572,500 common shares of the Company at an issue price of $1.25 per share

On May 12, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Qpagos Merge, Inc., a Delaware corporation and wholly owned subsidiary of a listed shell company, Asiya Pearls, Inc. (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company with the Company surviving the Merger as Asiya Pearls, Inc. (“Asiya”) wholly owned subsidiary (the “Merger”). Each shareholder of the Company received two shares of the common stock of Asiya for each share of common stock owned by such shareholder. Asiya also assumed all of the warrants issued and outstanding immediately prior to the Merger, which are now exercisable for approximately 6,219,200 shares of Common Stock. Immediately after the merger, the shareholders of the Company own approximately 91% of the merged entity,

The acquisition of the Company by Asiya has been accounted for as a reverse acquisition for financial accounting purposes. The Reverse Merger is deemed a capital transaction and the net assets of Asiya (the accounting acquirer) is carried forward to the Company (the legal acquirer) at their carrying value before the merger. The acquisition process utilizes the capital structure of Asiya and the assets and liabilities of the Company are recorded at historical cost. The financials statements of Asiya and the Company are being combined and the Company is the operating entity for financial reporting purposes and the financial statements for all periods presented represent the combined financial position and results of operations of the Company. The equity of the Company is the historical equity of Asiya, presented retroactively to reflect the number of shares issued in the transaction.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2015 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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